Exhibit 10.3

This instrument prepared by

and to be returned to:

Ray D. Gibbons, Esq.

Gibbons Law LLC

100 Corporate Parkway

Suite 125

Birmingham, Alabama 35242

LEASEHOLD MORTGAGE / MORTGAGE AND SECURITY AGREEMENT

THIS LEASEHOLD MORTGAGE / MORTGAGE AND SECURITY AGREEMENT (this “Mortgage”) is made and entered into as of December 15, 2017, by CHP II OVERLAND PARK KS MOB OWNER, LLC,, a Delaware limited liability company, whose address is c/o CNL Healthcare Properties II, Inc., 450 South Orange Avenue, Orlando, Florida 32801 (the “Borrower”), in favor of SYNOVUS BANK, a Georgia banking corporation, whose address is 800 Shades Creek Parkway, Birmingham, Alabama 35209, Attention: Eric Smith (the “Bank”). Any capitalized term used herein but not defined shall have the meaning ascribed to such term in that certain Credit Agreement of even date herewith (as amended from time to time, the “Credit Agreement”) between Borrower and Bank.

WITNESSETH:

WHEREAS, Borrower is justly indebted to Bank in the principal amount of Eight Million Four Hundred Thousand and 00/100 Dollars ($8,400,000.00), such indebtedness being evidenced by the Note, and payable to Bank with interest thereon as provided for in the Credit Agreement; and

WHEREAS, Borrower desires to secure the Obligations, including, but not limited to, the obligations to pay the principal of and interest on the Note in accordance with the respective terms thereof or of the Credit Agreement, including any and all extensions, modifications, and renewals thereof and substitutions therefor, and to pay, repay or reimburse Bank for all amounts owing under any of the Loan Documents, including all Indemnified Losses and Default Costs.

NOW, THEREFORE, for and in consideration of Bank making the Loan and to secure the prompt payment and performance of the Obligations, Borrower does hereby irrevocably CONVEY, MORTGAGE, WARRANT, GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, PLEDGE and set over unto Bank, and the successors and assigns of Bank, all of Borrower’s right, title and interest, of whatever kind, nature or description, whether now owned or hereafter acquired (hereinafter referred to as the “Borrower’s Interest”), in and to the following described land and interests in land, estates, easements, rights, improvements, personal property, fixtures, equipment, furniture, furnishings, appliances and appurtenances, whether now owned or hereafter acquired, and including replacements and additions thereto (herein referred to collectively as the “Mortgaged Property”):

(a)    All of those certain tracts, pieces or parcels of land, and interests in land, located in Johnson County, Kansas, more particularly described in Exhibit A attached hereto and by this reference made a part hereof (the “Land”);

(b)    All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to said buildings, structures or improvements, and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property of every kind and nature whatsoever now or hereafter owned by Borrower and located in, on or about, or used or intended to be used with or in connection with the construction, use, operation or enjoyment of the Mortgaged Property, including all extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds from a permitted sale of any of the foregoing, and all building materials and supplies of every kind now or hereafter placed or located on the Land (collectively the “Improvements”), all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Mortgaged Property as between the parties hereto and all Persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Mortgage;

(c)    All easements, rights of way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all ground leases, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversions, and remainders whatsoever, in any way belonging, relating or appertaining to the Mortgaged Property or any part thereof, or that hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower;

(d)    All rents, issues, profits, revenues and proceeds from any sale or other disposition of the Mortgaged Property, or any part thereof, from time to time accruing (including without limitation all payments under leases, ground leases or tenancies, proceeds of insurance, condemnation payments, tenant security deposits and escrow funds), and all of the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Borrower of, in and to the same;

(e)    All leases (whether presently existing or hereafter made, whether written or verbal, and including any agreement for the letting of or for the use or occupancy of any part of the Mortgaged Property (collectively, the “Assigned Leases”), including each modification, extension, renewal and guaranty thereof), rents, issues, profits, revenues and proceeds from any sale, lease or other disposition of the Mortgaged Property, or any part thereof, from time to time accruing (including without limitation all payments under leases, ground leases or tenancies, proceeds of insurance, condemnation payments, tenant security deposits and escrow funds, and all claims and rights to the payment of money at any time arising in connection with any rejection or breach of any lease under Bankruptcy Law, including, without limitation, all the rents, issues, and profits now due and which may hereafter become due under or by virtue of the Assigned Leases (collectively, the “Rents”), together with all claims and rights to the payment of money at any time arising in connection with any rejection or breach of any of the Assigned Leases under Bankruptcy Law, including without limitation, all rights to recover damages arising out of such breach or rejection, all rights to charges payable by a tenant or trustee in respect of the leased premises following the entry of an order for relief under the Bankruptcy Law in respect of a tenant and all rentals and charges outstanding under the Assigned Lease as of the date of entry of such order for relief, and all of the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Borrower of, in and to the same;

(f)    Borrower’s leasehold estate and other interests of whatever kind, nature or description, and all rights, title and interest pertaining thereto, if any, under that certain Ground Lease dated as of February 28, 2005 between Central Tennessee Hospital Corporation, a Tennessee corporation (the “Ground Lessor”), as landlord, and Mid-America Surgery Institute Properties II, LLC, a Kansas limited liability company (the “Seller”), as tenant, as memorialized by that certain Memorandum of Lease dated as of February 28, 2005, recorded on March 2, 2005 in Book 200503 at Page 000938 in the Register’s Office of Johnson County, Kansas; as amended by that certain First Amendment to Ground Lease to Correct Scrivener’s Error dated as of February 28, 2005; as further amended by that certain Second Amendment to Ground Lease dated as of October 21, 2005; as further amended by that certain Amendment to Memorandum of Lease dated as of January 9, 2007, recorded on February 26, 2007 in Book 20070226 at Page 0007473; as further amended by that certain Third Amendment to Ground Lease dated as of May 17, 2007, recorded on June 25, 2007 in Book 20070625 at Page 008529 in the Register’s Office of Johnson County, Kansas; as assigned by Seller to Borrower pursuant to that certain Assignment and Assumption of Ground Lease dated as of December 15, 2017 between Seller and Borrower (as so assigned and as otherwise amended from time to time, the “Ground Lease”); and

(g)    All of the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Borrower of, in and to any of the foregoing.

TO HAVE AND TO HOLD the Mortgaged Property and all parts, rights, members and appurtenances thereof, to the use and benefit of Bank and the successors, successors-in-title and assigns of Bank, forever; and Borrower covenants that Borrower is lawfully seized and possessed of Borrower’s Interest in the Mortgaged Property as aforesaid and has good right to convey the same, that the same are unencumbered except for Permitted Liens and those matters expressly set forth in Exhibit B hereto, and Borrower does warrant and will forever defend the title thereto against the claims of all Persons whomsoever, except as to Permitted Liens and those matters set forth in said Exhibit B.

The Lien of this Mortgage automatically will attach to any further, greater, additional or different estate, rights, titles or interests in or to any of the Mortgaged Property at any time hereafter acquired by Borrower by whatsoever means and without any further action or filing or recording on the part of Borrower or Bank or any other Person.

PROVIDED, HOWEVER, that should the Obligations be paid according to the tenor and effect thereof, and should Borrower have performed all covenants contained in the Loan Documents and Bank shall not be obligated to extend further credit to Borrower, then this Mortgage shall be canceled and released of record.

BORROWER HEREBY COVENANTS AND AGREES WITH BANK AS FOLLOWS:

ARTICLE I

1.01    Payment and Performance of Loan Documents. Borrower will perform, observe and comply with all the provisions hereof, and of each of the other Loan Documents, including, but not limited to, the due and punctual payment by Borrower of the principal amount due under the Note, together with interest thereon, and all other sums of money required to be paid by Borrower pursuant to any one or more of the Loan Documents, without any deductions, credits or set offs whatsoever.

1.02    Ground Lease.

(a)    Borrower shall promptly:

(i)    Perform, observe and comply with all of the obligations, covenants and agreements required to be performed, observed and complied with by the lessee under the Ground Lease, and do all things necessary to preserve and to keep unimpaired its rights thereunder;

(ii)    Notify Bank of any material default in the performance or observance of any of the covenants or agreements on the part of Borrower to be performed or observed by Borrower under the Ground Lease, or the giving of any notice by the lessor under the Ground Lease to Borrower (A) claiming such a default, or (B) of such lessor’s intention to exercise any remedy reserved to the lessor thereunder; and

(iii)    Cause a copy of each such notice given by such lessor to Borrower to be delivered to Bank.

(b)    In addition to any insurance required pursuant to this Mortgage or any other Loan Document, Borrower will take out and continuously maintain in effect, or cause to be taken out and thereafter continuously maintained in effect, the insurance required to be maintained by the lessee under the Ground Lease. All such insurance policies shall name as additional insured Bank as its interest shall appear. All certificates evidencing the insurance so required to be carried by the Ground Lease and this Mortgage shall be deposited with Bank. Within the time periods required by Section 7.3 of the Credit Agreement, Borrower will furnish to Bank evidence satisfactory to Bank that such policy has been renewed or replaced by another policy.

Borrower covenants, represents and warrants to Bank that so long as this Mortgage remains unsatisfied, it will comply with all the obligations required on its part to be performed under the Ground Lease. In the event that Borrower fails or refuses to perform any of its obligations under the Ground Lease following the expiration of any applicable grace or cure period, Bank may, but shall not be obligated to, perform any and all such obligations of Borrower under such Ground Lease, including, but not limited to, the payment of any or all rent and other sums due from Borrower thereunder. Any costs or expenses incurred by Bank in performing the obligations of Borrower under the Ground Lease, including any rent or other sums paid by Bank, shall constitute part of the Obligations and shall be secured hereby.

(c)    If Borrower shall fail to perform, observe or comply with any of the obligations, covenants or agreements required to be performed, observed or complied with by it under the Ground Lease following the expiration of any applicable grace or cure period, including, without limitation, payment of all ground rent and other charges due thereunder, Bank, after five (5) days’ written notice (except in emergencies or in situations where a failure sooner to perform or observe the same may result in a forfeiture under the Ground Lease) may, but shall not be obligated to, take such action as is appropriate to cause such covenants, agreements or obligations promptly to be performed, observed or complied with on behalf of Borrower, including, but not limited to, the payment of any or all rent and other sums due from Borrower thereunder, but no action so taken by Bank shall release Borrower from any of its obligations under this Mortgage. Upon receipt by Bank from the lessor under Ground Lease of any notice of default by Borrower thereunder that has not been cured within any applicable grace or cure period, Bank may rely thereon and take any such action as aforesaid to cure such default even though the existence of such default or the nature thereof may be questioned or denied by Borrower or by any party on behalf of Borrower. Any costs or expenses incurred by Bank in taking any action as provided for in this paragraph, including any rent or other sums paid by Bank, shall constitute part of the Obligations and shall be secured hereby.

(d)    Borrower shall not surrender its leasehold estate under the Ground Lease, nor terminate or cancel the Ground Lease to which Borrower is a party, and Borrower shall not modify, change, supplement, alter or amend in any material respect the Ground Lease, either orally or in writing, and any attempt on the part of Borrower to exercise any such right without the consent of Bank shall be null and void.

(e)    The fee title to the properties demised by the Ground Lease and the leasehold estate shall not merge, but always shall remain separate and distinct, notwithstanding the union of such estates either in the lessor or in the lessee under the Ground Lease or in a third party by purchase or otherwise.

(f)    Borrower shall give Bank prompt notice of the commencement of any arbitration or appraisal proceeding pursuant to the Ground Lease. Bank shall have the right to intervene and participate in any such proceeding and Borrower shall confer with Bank and its attorneys and experts and cooperate with them to the extent Bank deems reasonably necessary for the protection of Bank. Upon the request of Bank, Borrower shall exercise all rights of arbitration or appraisal conferred upon it by the Ground Lease. If at the time any such proceeding shall be commenced, Borrower shall be in default in the performance or observance of any covenant or agreement contained in the Ground Lease, or in this Mortgage, on the part of Borrower to be performed or observed, beyond any applicable grace period, Bank shall have, and is hereby granted, the sole and exclusive right to designate and appoint on behalf of Borrower the arbitrator(s) or appraiser(s) in such proceeding.

(g)    Borrower shall use its reasonable efforts to obtain from the lessor under the Ground Lease, and deliver to Bank, within twenty (20) days after written request by Bank, a statement in writing certifying that the Ground Lease is unmodified and in full force and effect (or if modified, stating the modifications) and the dates to which the ground rent and other charges, if any, have been paid in advance, and stating whether or not, to the best knowledge of the signer of such certificate, Borrower is in default in the performance of any covenant or agreement contained in the Ground Lease, and, if so, specifying each such default of which the signer may have knowledge.

1.03    Security Agreement. With respect to all personal property (the “Personal Property”) constituting part of the Mortgaged Property that is subject to Article 9 of the Uniform Commercial Code as enacted in the state where the Land is situated (the “UCC”), this Mortgage is hereby made and declared to be a security agreement encumbering each and every item or type of Personal Property listed herein or included herein as a part of the Mortgaged Property, in compliance with the provisions of the UCC, and Borrower hereby grants to Bank a security interest in Borrower’s Interest in said items and personal property. Borrower hereby authorizes Bank to file a financing statement or statements reciting this Mortgage to be a security agreement affecting all of the Borrower’s Interest in said Personal Property. The remedies for any violation of the covenants, terms and conditions of the security agreement contained in this Mortgage, or otherwise in respect of an Event of Default hereunder, shall be (a) as prescribed herein, or (b) as prescribed by general Law, or (c) as prescribed by the specific statutory consequences now or hereafter enacted and specified in the UCC, all at Bank’s sole election. Borrower agrees that the filing of such financing statement(s) in the records normally having to do with personal property shall not in any way affect the agreement of Borrower and Bank that everything used in connection with the production of income from the Mortgaged Property or adapted for use therein or that is described or reflected in this Mortgage, is, and at all times and for all purposes and in all proceedings both legal or equitable, shall be regarded as part of the real estate conveyed hereby regardless of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in an Exhibit to this Mortgage, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (A) the proceeds of any fire and/or hazard insurance policy, or (B) any award in eminent domain proceedings for taking or for loss of value, or (C) Borrower’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Mortgaged Property, whether pursuant to lease or otherwise, shall not in any way alter any of the rights of Bank as determined by this instrument or affect the priority of Bank’s security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement(s) is solely for the protection of Bank in the event any court shall at any time hold, with respect to the foregoing items (A), (B), or (C), that notice of Bank’s priority of interest, to be effective against a particular class of persons, must be filed in the UCC records. This Mortgage may be filed as a financing statement in any office where Bank deems such filing necessary or desirable and Borrower will promptly upon demand reimburse Bank for the costs therefor.

1.04    Use of Mortgaged Property. Borrower shall at all times operate the Mortgaged Property as medical offices and related uses. Borrower shall not be permitted to alter or change the use of the Mortgaged Property without the prior written consent of Bank.

1.05    Conveyance of Mortgaged Property. Except as otherwise expressly permitted by the Credit Agreement, Borrower shall not directly or indirectly encumber (by Lien, junior mortgage, or otherwise), pledge, convey, transfer or assign any or all of its interest in the Mortgaged Property, or any portion thereof, without the prior written consent of Bank.

1.06    Acquisition of Collateral. Except as otherwise expressly permitted by the Credit Agreement, Borrower shall not acquire any Personal Property subject to any Lien taking precedence over the Lien of this Mortgage.

ARTICLE II

2.01    Events of Default. The term “Event of Default”, wherever used in this Mortgage, shall mean an “Event of Default” as defined in the Credit Agreement.

2.02    Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then the Obligations shall, at the option of Bank, immediately become due and payable as provided in the Credit Agreement, and no omission on the part of Bank to exercise such option when entitled to do so shall be construed as a waiver of such right.

2.03    Rights and Remedies.

(a)    If an Event of Default shall have occurred, then in addition to the rights and remedies provided for under any other Loan Document or under applicable Law, then at the option of Bank this Mortgage may be foreclosed in any manner now or hereafter provided by Kansas Law, and to the extent provided or allowed by Kansas Law, Bank or its agent may sell the Mortgaged Property or any part of the Mortgaged Property at one or more public sales after having first given notice of the time, place and terms of sale as may be required by applicable Law. At any such sale, Bank may execute and deliver to the purchaser a conveyance of the Mortgaged Property or any part of the Mortgaged Property. Bank or its agent shall have the right to enforce any of its remedies set forth herein and as provided in the Credit Agreement. In the event of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceedings or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels and in such manner or order as Bank in its sole discretion may elect, and if Bank so elects, Bank or its agent may sell the personal property covered by this Mortgage at one or more separate sales in any manner permitted by the UCC, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or the Obligations are paid in full. If the Obligations are now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Bank at its option may exhaust the remedies granted under any of said security instruments or this Mortgage either concurrently or independently, and in such order as Bank may determine.

(b)    Said sale may be adjourned by Bank, or its agent, and reset at a later date without additional publication; provided that an announcement to that effect be made at the scheduled place of sale at the time and on the date the sale is originally set.

(c)    In the event of any sale of the Mortgaged Property as authorized by this Section, all prerequisites of such sale shall be presumed to have been performed, and in any conveyance given hereunder all statements of facts, or other recitals therein made, as to the non-payment or non-performance of the Obligations or as to the advertisement of sale, or the time, place and manner of sale, or as to any other fact or thing, shall be taken in all courts of law or equity as prima facie evidence that the facts so stated or recited are true.

(d)    If an Event of Default shall have occurred, Bank may, in addition to and not in abrogation of the rights covered under Subparagraph (a) of this Section, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy to pursue any other remedy available to it, all as Bank in its sole discretion shall elect.

2.04    Purchase by Bank. Upon any foreclosure sale or sale of all or any portion of the Mortgaged Property under the power herein granted, Bank may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the Obligations as a credit to the purchase price.

2.05    Borrower as Tenant Holding Over. In the event of any such foreclosure sale or sale under the powers herein granted, Borrower (if Borrower shall remain in possession) and all Persons holding under Borrower shall be deemed tenants holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of Law applicable to tenants holding over.

2.06    Waiver of Appraisement, Valuation, Etc. Borrower agrees, to the full extent permitted by law, that in case of a Default on the part of Borrower hereunder, neither such Borrower nor anyone claiming through or under Borrower hereunder will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property owned by Borrower, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Borrower, for itself and all who may at any time claim through or under it, hereby waives and renounces to the full extent that it may lawfully so do so, the benefit of all such laws, and any and all right to have the assets subject to the security interest of this Mortgage marshaled upon any foreclosure or sale under the power herein granted.

2.07    Waiver of Homestead. Borrower hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the Laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Obligations, or any part thereof.

2.08    Leases. Bank, at its option, is authorized to foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Borrower, a defense to any proceeding instituted by Bank to collect the sums secured hereby.

2.09    Discontinuance of Proceedings. In case Bank shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Bank, then in every such case, Borrower and Bank shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Bank shall continue as if no such proceedings had occurred.

ARTICLE III

3.01    Successors and Assigns. This Mortgage shall inure to the benefit of and be binding upon Borrower and Bank and their respective heirs, executors, legal representatives, successors and assigns. Whenever a reference is made in this Mortgage to “Borrower”, “Borrower” or “Bank”, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors, successors in title and assigns of Borrower, Borrower or Bank, as the case may be, but shall not imply any permission to make or permit any transfer which is otherwise prohibited.

3.02    Applicable Law. This Mortgage shall be interpreted, construed and enforced according to the laws of the State of Kansas without regard to that state’s conflict of laws principles.

3.03    Notices. All notices provided for herein shall be given and deemed received when given and received in accordance with the terms of the Credit Agreement.

3.04    Assignment. This Mortgage is assignable by Bank and any assignment of this Mortgage by Bank shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Bank.

3.05    Future Advances. This Mortgage is given to secure not only existing indebtedness, but also future advances, whether such advances are obligatory or ones to be made at the option of Bank, or otherwise. Such future advances, with interest thereon, shall be secured hereby if made under the terms of this Mortgage, the Note or the Credit Agreement, or if made pursuant to any other promissory note, instrument or agreement stating that sums advanced thereunder are secured hereby. The total amount of indebtedness that may be so secured hereby may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed the original principal amount of the Note, plus interest thereon and any amounts paid for taxes or insurance on the Mortgaged Property. This Section shall serve as notice that Bank claims the priority of the lien of this Mortgage for all such future advances.

3.06    Entire Agreement. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, this instrument has been duly executed and effective as of the day and year first above written.

CHP II OVERLAND PARK KS MOB OWNER, LLC, a Delaware limited liability company

By:	/s/ Tracey B. Bracco
Name:	Tracey B. Bracco
Title:	Vice President

STATE OF FLORIDA

COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this 18th day of December, 2017, by Tracey B. Bracco as Vice President of CHP II OVERLAND PARK KS MOB OWNER, LLC, a Delaware limited liability company, on behalf of the company. She is personally known to me or has produced                      as identification.

(NOTARY SEAL)	/s/ Amy J. Patterson
Signature of Notary Public

Amy J. Patterson
Typed or Printed Name of Notary
Commission No.: FF231697
My Commission Expires: 06/27/19

EXHIBIT “A”

LEGAL DESCRIPTION OF LAND

TRACT 1:

ALL THAT PART OF LOT 1, MENORAH PARK, FOURTH PLAT (SAID LOT 1 BEING PREVIOUSLY PLATTED AS LOT 4, MENORAH PARK, SECOND PLAT), A SUBDIVISION OF LAND IN THE CITY OF OVERLAND PARK, JOHNSON COUNTY, KANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 1; THENCE S 1°54’33” E, ALONG THE EAST LINE OF SAID LOT 1, A DISTANCE OF 189.31 FEET; THENCE S 1°16’13” W, ALONG THE EAST LINE OF SAID LOT 1, A DISTANCE OF 2.84 FEET; THENCE S 89°59’49” W, A DISTANCE OF 36.62 FEET, TO THE TRUE POINT OF BEGINNING OF SUBJECT TRACT; THENCE CONTINUING S 89° 59’ 49” W, A DISTANCE OF 125.53 FEET; THENCE S 0°00’11” E, PERPENDICULAR TO THE LAST DESCRIBED COURSE, A DISTANCE OF 137.37 FEET; THENCE SOUTHWESTERLY AND SOUTHERLY, ALONG A CURVE TO THE LEFT, HAVING A RADIUS OF 13.20 FEET, A CENTRAL ANGLE OF 46° 29’ AND WHOSE INITIAL TANGENT BEARING IS S 46°28’49” W, A DISTANCE OF 10.71 FEET, TO A POINT OF TANGENCY; THENCE S 0°0’11” E, A DISTANCE OF 13.07 FEET, TO A POINT OF CURVATURE; THENCE SOUTHERLY AND SOUTHEASTERLY, ALONG A CURVE TO THE LEFT, HAVING A RADIUS OF 13.20 FEET AND A CENTRAL ANGLE OF 46°29’, A DISTANCE OF 10.71 FEET; THENCE S 0°00’11” E, A DISTANCE OF 15.74 FEET; THENCE N 89°59’49” E, PERPENDICULAR TO THE LAST DESCRIBED COURSE, A DISTANCE OF 125.53 FEET; THENCE N 0°00’11” W, PERPENDICULAR TO THE LAST DESCRIBED COURSE, A DISTANCE OF 185.32 FEET, TO THE TRUE POINT OF BEGINNING OF SUBJECT TRACT.

TRACT 2:

NONEXCLUSIVE EASEMENTS FOR PARKING, ACCESS AND UTILITIES FOR THE BENEFIT OF TRACT 1 AS SET FORTH AND MORE FULLY DESCRIBED IN A DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS, RECORDED IN BOOK 200503, PAGE 000937, AS AMENDED BY A FIRST AMENDMENT TO DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS RECORDED IN BOOK 200507, PAGE 008859.

EXHIBIT “B”

PERMITTED ENCUMBRANCES

1.	Easements, restrictions and setback lines as per plat, recorded in Plat Book 81, Page 48; Plat Book 89, Page 27; and Book 200804, Page 007674.

2.	Terms, provisions, covenants, conditions, restrictions and easements as set forth in Declaration of Covenants, Restrictions and Easements, recorded September 11, 2007 in Book 200709, Page 002447. Said document contains a right of first refusal, which has been waived with respect to this transaction. (Affects Tract 2).

3.	An easement granted to Kansas City Power & Light Company in the document recorded January 29, 1981 in Book 1645, Page 452 of Official Records. (Affects Tract 2).

4.	Terms and Provisions as set forth in Declaration of Creation of Cost Reimbursement District for Water Main Extension, recorded March 13, 1985 in Book 2129, Page 777.

5.	Terms and Provisions as set forth in Storm Drainage Variance, recorded August 7, 1992 as Document No. 2151784 in Book 3671, Page 208 and re-recorded September 15, 1992 in Book 3702, Page 853, as affected by the Supplement to Storm Drainage Variance recorded March 14, 1995 in Book 4541, Page 553.’

6.	A right-of-way granted to L.S.D. #18, Sec. 1, Tomahawk Creek Sewer Sub-District No. 3, Tomahawk Creek Sewer Main Sewer District No. 1 in the document recorded December 10, 1992 in Book 3794, Page 347, of Official Records. (Affects Tract 2).

7.	An easement granted to Water District No. 1 of Johnson County (Kansas) in the document recorded June 2, 1995 in Book 4597, Page 897, as more specifically located by the instrument recorded August 25, 1998 in Book 5821, Page 5 of Official Records. (Affects Tract 2).

8.	Terms and Provisions as set forth in Declaration Delaying Water Service Connections, recorded in Book 4648, Page 311. Partial Release recorded in Book 4720, Page 235 and Refiled in Book 4741, Page 613.

9.	Covenants, restrictions and all other terms and provisions, including without limitation annual and/or special maintenance assessments as set forth in Private Agreement and Deed Restrictions recorded in Book 4878, Page 219 and amended in Book 4993, Page 376, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604.

10.	Terms and Provisions as set forth in Interim Unilateral Development Agreement, by and between Health Midwest and the City of Overland Park, Kansas, recorded in Book 4944, Page 41.

11.	A right-of-way granted to Consolidated Main Sewer District of Johnson County in the document recorded November 4, 1998 in Book 5911, Page 882 of Official Records. (Affects Tract 2).

12.	An easement granted to American Telephone and Telegraph Company in the document recorded November 13, 1970 in Misc. Book 212, Page 582 of Official Records.

13.	Permanent right-of-way to The City of Overland Park, Kansas, taken by Condemnation Case No. 85C4127 in the document recorded May 14, 1985 in Book 2158, Page 99 of Official Records. (Affects Tract 2).

14.	An easement granted to Kansas City Power & Light Company in the document recorded in Misc. Book 36, Page 311 as amended by the Partial Disclaimer filed in Book 2315, Page 110 of Official Records.

15.	An easement granted to American Telephone and Telegraph Company in the document recorded October 13, 1972 in Book 867, Page 142 of Official Records.

16.	An easement granted to Water District No. 1 of Johnson County in the document recorded April 17, 1979 in Book 1449, Page 970 of Official Records.

17.	Terms and Provisions as set forth in Contract for the public improvement of 119th Street from Nall Avenue to one quarter mile east of Antioch Road between the Board of County Commissioners of Johnson County, Kansas and the City of Overland Park, Kansas, recorded in Book 2074, Page 586.

18.	Deed of Dedication to the City of Overland Park, filed in Book 3239, Page 743.

19.	A right-of-way to L.S.D. #18, Sec. 1, Tomahawk Creek Sewer Sub-district No. 3, Tomahawk Creek Sewer Main Sewer District No. 1 in the document recorded in Book 3784, Page 859 of Official Records. (Affects Tract 2).

20.	A right-of-way to L.S.D. #18, Sec. 1, Tomahawk Creek Sewer Sub-district No. 3, Tomahawk Creek Sewer Main Sewer District No. 1 in the document recorded in Book 3784, Page 864 of Official Records. (Affects Tract 2).

21.	Declaration of Restrictions, recorded in Book 3790, Page 723 but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42USC 3604(c) or any similar state statute or local ordinance. (Affects Tract 2).

22.	Terms and Provisions as set forth in Easement, by and between Menorah Health Center, Inc., a Kansas not-for-profit corporation and American Health Properties, Inc., a Delaware corporation, recorded in Book 3820, Page 679 and Subordination recorded in Book 3820, Page 684. (Affects Tract 2).

23.	An easement to Kansas City Power & Light Company in the document recorded in Book 4045, Page 591 of Official Records. (Affects Tract 2).

24.	Permanent Drainage Easement to the City of Overland Park, Kansas in the document recorded in Book 4461, Page 453 of Official Records. (Affects Tract 2).

25.	An easement to Kansas City Power & Light Company in the document recorded in Book 4726, Page 755 of Official Records. (Affects Tract 2).

26.	Deed of Dedication to the City of Overland Park, filed in Book 5642, Page 620. (Affects Tract 2).

27.	An easement to Water District No. 1 of Johnson County (Kansas) in the document recorded in Book 5965, Page 745 of Official Records.

28.	A right-of-way to Consolidated Main Sewer District of Johnson County in the document recorded in Book 6412, Page 695 of Official Records. (Affects Tract 2).

29.	Terms and Provisions as set forth in Permanent Drainage Easement Agreement, by and between Health Midwest, a Missouri not for profit corporation and Village Shalom, Inc., a not for profit corporation, recorded in Book 6415, Page 483 and refiled in Book 6524, Page 953. (Affects Tract 2).

30.	Terms and provisions of an unrecorded lease dated April 1, 2003, by and between Central Tennessee Hospital Corporation, a Tennessee corporation as lessor and Midwest Division-MMC, LLC, a Delaware limited liability company as lessee, as disclosed by a Memorandum of Lease recorded August 4, 2003 in Book 9335, Page 187. Amendment of Lease Agreement recorded in Book 200604, Page 007057 and Book 200709, Page 002446 of Official Records. (Affects Tract 2).

31.	Terms and Provisions as set forth in Declaration of Covenants, Restrictions and Easements, recorded in Book 200503, Page 000937 and First Amendment to Declaration of Covenants, Restrictions and Easements recorded in Book 200507, Page 008859 and Subordination of Lease recorded in Book 200604, Page 007058; as affected by Second Amendment to Declaration of Covenants, Restrictions and Easements recorded in Book , Page . Said document contains a right of first refusal, which has been waived with respect to this transaction.

32.	Terms and provisions of an unrecorded lease dated February 28, 2005, by and between Central Tennessee Hospital Corporation, a Tennessee corporation as lessor and MidAmerica Surgery Institute Properties II, LLC, a Kansas limited liability company as lessee, as disclosed by a Memorandum of Lease and Ground Lease Agreement recorded March 2, 2006 in Book 200503, Page 000938. Amendment to Memorandum of Lease recorded in Book 200702, Page 007473, unrecorded second amendment dated October 21, 2005, Third Amendment of Ground Lease recorded in Book 200706, Page 008529, and Fourth Amendment to Ground Lease recorded in Book , Page ; and as affected by Assignment and Assumption of Ground Lease by and between MidAmerica Surgery Institute Properties II, LLC, as Assignor, and CHP II Overland Park KS MOB Owner, LLC, as Assignee, recorded in Book , Page , of Official Records.

33.	A right-of-way to Oneok, Inc., an Oklahoma corporation d/b/a Kansas Gas Service Company in the document recorded in Book 200606, Page 008574 of Official Records.

34.	An easement to Kansas City Power & Light Company in the document recorded in Book 200607, Page 007853 of Official Records.

35.	A right-of-way to Consolidated Main Sewer District of Johnson County in the document recorded in Book 200511, Page 002829 of Official Records.

36.	An easement to Kansas City Power & Light Company in the document recorded in Book 200811, Page 002894 of Official Records. (Affects Tract 2).

37.	Terms and Provisions as set forth in Permanent Drainage Easement Agreement, by and between Ventas Realty, Limited Partnership, a Delaware limited partnership and Central Tennessee Hospital Corporation, a Tennessee corporation, recorded in Book 200611, Page 003689. (Affects Tract 2).

38.	Easement for Facilities to Southwestern Bell Telephone Company d/b/a AT&T in the document recorded in Book 200901, Page 003546 of Official Records.

39.	Tenancy rights, either as month to month, or by virtue of written leases of persons in possession of any part of the subject property.

40.	Survey prepared by Blew & Associates, P.A., dated September 27, 2017, last revised October 25, 2017 under Job No. KS-1, shows the following:

1.	This item has been intentionally deleted.

2.	This item has been intentionally deleted.

41.	Terms and conditions of Permanent Utility Easement recorded in Book , Page .

42.	An easement recorded on January 5, 1981 in Book 1939, Page 1639 of Official Records, as affected by that certain Partial Disclaimer of Easement recorded on December , 2017 in the document recorded in Book , Page , of Official Records.